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                                                                   EXHIBIT 10.17


                             NOTE PURCHASE AGREEMENT

                                      among

                          NET2000 COMMUNICATIONS, INC.

                                       and

                              NORTEL NETWORKS INC.


                            Dated as of July 30, 1999




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               This NOTE PURCHASE AGREEMENT, dated as of July 30, 1999 (the
"Agreement"), is by and among NET2000 COMMUNICATIONS, INC., a Delaware corporation, as issuer (the "Company"), and NORTEL NETWORKS INC., a Delaware corporation, as purchaser (the "Purchaser").

               WHEREAS, the Company has authorized the issuance of up to $75,000,000 aggregate principal amount of its Senior Discount Notes due 2009; and

               WHEREAS, the Purchaser wishes to purchase, and the Company wishes to sell, up to $75,000,000 aggregate principal amount of such Notes;

               Accordingly, the parties hereto agree as follows:

SECTION 1.            DEFINITIONS AND ACCOUNTING MATTERS.

               1.1.   Certain Defined Terms.

               Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture and the following terms shall have the following meanings:

               "Accreted Value" means, as of any date of determination, for any Note, the sum (rounded to the nearest whole dollar) of (a) the purchase price paid on the date such Note was originally issued per each $1,000 in principal amount at Stated Maturity of such Note (the "initial offering price") and (b) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date of determination, such amounts to be so accreted on a daily basis at the Applicable Rate (computed on a semi-annual bond equivalent basis and as may be adjusted as provided in Section 2.2(b)) compounded semi-annually on each January 15 and July 15 from the date of original issuance of such Note through the date of determination. On and after July 15, 2004, the Accreted Value of each Note shall be equal to its principal amount at Stated Maturity.

               "Additional Notes" has the meaning assigned to such term in
Section 2.3.

               "Affiliate" means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings consistent with the foregoing.

               "Applicable Rate" has the meaning assigned to such term in
Section 2.2(b).

               "Authorized Officer" means, with respect to any Person, each of the chairman or vice chairman of the board, the chief executive officer, the president, the chief financial officer, the chief


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accounting officer, the treasurer or the secretary of such Person, or any other officer designated as an Authorized Officer by the Board of Directors in writing delivered to the Purchaser.

               "Board of Directors" means, as to any Person, the Board of Directors of such Person or any duly authorized committee thereof.

               "Business Day" means any day on which commercial banks are not authorized or required to close in New York City.

               "Closing Date" means the date on which the conditions precedent set forth in Section 9.1 shall have been satisfied.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commission" or "SEC" means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

               "Dollars" and "$" mean lawful money of the United States of America.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

               "ERISA Event" means (a) any "reportable event", as defined
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provisions of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Company or any of its ERISA Affiliates of any notice concerning the imposition of liability as a consequence of a withdrawal (within the meaning of Part I of Subtitle E or Title IV of ERISA) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable; and (i) any other


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event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

               "Final Issue Date" means the earlier to occur of (i) the first date on which Purchaser resells any of the Notes to any Person which is not an Affiliate of Purchaser and (ii) July 15, 2000.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Commission and any self-regulatory organizations) and any court, tribunal or arbitrator having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

               "Indenture" means the Indenture dated as of July 30, 1999 under which the Notes will be issued, substantially in the form of Exhibit A-2 hereto.

               "Initial Issue Date" means the first Issue Date to occur.

               "IPO" means, with respect to any Person, the first Public Equity Offering by such Person.

               "Issue Date" means each date on which any Notes are issued under the Indenture and sold to Purchaser pursuant to Section 2.3 hereof.

               "Material Adverse Effect" means a material adverse effect on, and "Material Adverse Change" means a material adverse change, in: (i) the properties business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its Subsidiaries taken as a whole; (ii) the ability of the Company to perform its obligations under any of the Note Documents to which it is a party; (iii) the validity or enforceability of any of the Note Documents; and (iv) the ability of the Purchaser to enforce its rights and remedies under any of the Note Documents.

               "Note Documents" shall mean and include the following: (i) this Agreement, (ii) the Indenture, (iii) the Notes, (iv) the Registration Rights Agreement, and (v) such additional documents, instruments and agreements as the Purchaser may reasonably require in connection with this Agreement.



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               "Notes" has the meaning assigned to such term in Section 2.1 and includes the Additional Notes.

               "Officers' Certificate" means, with respect to any Person, a Certificate signed by two Authorized Officers of such Person, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

               "Optional Redemption Rate" means one-half the Applicable Rate divided by three.

               "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated association or Governmental Authority.

               "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 or ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Public Equity Offering" means, with respect to any Person, an underwritten primary public offering of Common Stock of such Person in the United States of at least $25 million pursuant to an effective registration statement filed under the Securities Act.

               "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 30, 1999, substantially in the form of Exhibit A-3 hereto.

               "Resale Date" means the first date on which Purchaser sells, transfers or otherwise disposes of all of the Notes to any Person or Persons that are not Affiliates of Purchaser.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Senior Indebtedness" means any Indebtedness of the Company or its Restricted Subsidiaries which is not Subordinated Indebtedness.

               "Special Interest" means, as liquidated damages, all special interest then accruing pursuant to Section 2(d) of the Registration Rights Agreement.

               "Subordinated Indebtedness" means any Indebtedness of the Company or its Restricted Subsidiaries which is contractually subordinate or junior in right of payment to the payment of principal of, premium, if any, and interest on the Notes.

               "TIA" means the Trust Indenture Act of 1939, as amended.



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               "Treasury Rate" means, as of any date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to 10 years.

               "Trustee" means the trustee under the Indenture.

               1.2.   Accounting Terms and Determinations.

               Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Purchaser hereunder shall be prepared, in accordance with GAAP.

               1.3.   Other Definitional Provisions.

        (a) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa.

        (b) The word "hereof", "hereby", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement; the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement; and Article, Section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

        (c) Any defined term that relates to a document shall include within its definition, any amendments, modifications, renewals, restatements, extensions, supplements, or substitutions that heretofore may have been or hereafter may be executed in accordance with the terms thereof and, if applicable, hereof.

        (d) References in this Agreement to particular sections of the Code, ERISA or any other legislation shall be deemed to refer also to any successor sections thereto or other redesignations for codification purposes.

        (e) References herein and in the Notes to any "day" or to any number of "days" that is not specified by reference to Business Days shall be deemed to refer to calendar days.

SECTION 2.     ISSUANCE OF NOTES.

               2.1.   Authorization.

               The Company has duly authorized the issue and sale of up to $75,000,000 aggregate principal amount at Stated Maturity of its Senior Discount Notes due 2009 (the "Notes") in the form of Exhibit A-1 attached hereto. As used herein, the term "Notes" shall mean all notes originally



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delivered pursuant to this Agreement (including any Additional Notes), and issued pursuant to the Indentures and all notes delivered in substitution or exchange for any such notes.

               2.2.   Terms of the Notes.

        (a) The Notes will be senior, unsecured, general obligations of the Company and will rank pari passu in right of payment to all existing and future senior Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. The Notes will mature on July 15, 2009. Prior to July 15, 2004, no interest will accrue on the Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance of each Note and July 15, 2004, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that on July 15, 2004 the Accreted Value will be equal to the full principal amount at Stated Maturity of the Notes. Beginning on July 15, 2004 interest on the Notes will accrue at the Applicable Rate and will be payable until maturity semi-annually in arrears on each January 15 and July 15, commencing on January 15, 2004, to holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

        (b) The Applicable Rate shall initially be 13.5% per annum; provided, however, that if the sum of the Treasury Rate on the Resale Date plus 8% is greater than 13.5%, the Applicable Rate shall be reset on and as of the Resale Date to equal such Treasury Rate plus 8%.

        (c)    The Notes will not have the benefit of any sinking fund.

        (d) The holders of the Notes will be entitled to certain registration rights as set forth in the Registration Rights Agreement.

               2.3.   Purchase and Sale of Notes; the Closing.

        (a) Subject to the terms and conditions hereof, the Company hereby agrees to sell to Purchaser, and, upon the basis of the representations, warranties and agreements of the Company contained herein, Purchaser agrees to purchase from the Company, up to $75,000,000 aggregate principal amount of the Notes from time to time during the period from and including the date hereof to and including the Final Issue Date, at a purchase price equal to a percentage of the aggregate principal amount at Stated Maturity of the Notes to be issued such that the Accreted Value of such Notes shall equal their aggregate principal amount at Stated Maturity on July 15, 2004.

        (b) The closing of each such purchase shall be held at 10:00 a.m., Eastern Daylight Time, on such Business Day prior to the Final Issue Date as may be agreed to by Purchaser and the Company (each a "Closing Date"), at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York, 10022; provided that no such closing shall occur on less than five (5) Business Days' prior written notice to Purchaser, which notice shall include the aggregate principal amount at Stated Maturity to be issued on such Closing Date. On each Closing Date, the Company will deliver to Purchaser one or more Notes, in definitive certificated form registered in



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the name of the Purchaser or in the name of one or more of its nominees, in any denominations, with an aggregate Accreted Value on such Closing Date equal to the purchase price for such Notes as determined pursuant to paragraph (a) above, all as the Purchaser may specify by timely notice to the Company (or, in the absence of such notice, one Note registered in the name of the Purchaser), duly executed and dated such Closing Date, against the delivery to the Company of immediately available funds in the amount of such purchase price, such delivery to be by wire transfer on the Closing Date to an account specified by the Company at least two (2) Business Days prior to the Closing Date provided that in no event shall any Notes be issued on any Closing Date with an aggregate Accreted Value on the date of issuance less than $10,000,000 (or an integral multiple of $1,000 thereof). The Company will cause the Notes to be issued on the Closing Date made available for checking at least 24 hours prior to the Closing Date at such place as Purchaser may specify. On the Final Issue Date, if the aggregate Accreted Value of all Notes sold to Purchaser prior thereto is less than $44,477,307.06, if requested by Purchaser in a notice delivered to the Company at least five (5) Business Days in advance of the Final Issue Date, the Company will issue to Purchaser, on the Final Issue Date, an Additional Note in an aggregate principal amount at Stated Maturity such that the aggregate Accreted Value on the Final Issue Date of such Note and all Notes sold to Purchaser prior thereto is equal to $44,477,307.06, against delivery to the Company of immediately available funds in the aggregate amount of the purchase price therefor determined pursuant to paragraph (a) above, such delivery to be by wire transfer to an account designated by the Company at least two (2) Business Days in advance of the Final Issue Date.

SECTION 3.     REDEMPTION

               3.1.   Optional Redemption.

        (a) The Company will not have the right to redeem any Notes prior to July 15, 2004 other than as described in this Section 3.

        (b) The Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after July 15, 2004, at the following redemption prices (expressed as percentages of the principal amount at maturity) if redeemed during the 12-month period commencing on July 15 of each of the years indicated below, in each case together with accrued and unpaid interest (and Special Interest, if any) thereon to the Redemption Date:

        Year                                Percentage
        ----                                ----------
        2004...............................  100% plus 3 times the Optional Redemption Rate
        2005...............................  100% plus 2 times the Optional Redemption Rate
        2006...............................  100% plus the Optional Redemption Rate
        2007 and thereafter................  100.00%

        (c) The Company may redeem the Notes held by Purchaser, at its option, at any time or from time to time prior to the earlier of the Resale Date or July 15, 2004, in whole or in part, at a redemption price equal to 100% of the Accreted Value thereof plus accrued and unpaid Special Interest, if any, to but excluding the redemption date.



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        (d)    Subject to Section 3.2(a), at any time or from time to time, prior to July 15, 2004, the Company may (but shall not be obligated to) redeem up to 35% of the Accreted Value of the Notes, at a redemption price equal to 100% plus the Applicable Rate of the Accreted Value thereof plus Liquidated damages, if any, to the redemption date out of the Net Cash Proceeds of one or more Public Equity Offerings; provided however, that such redemption shall occur within 60 days of the closing of such Public Equity Offering and at least 65% of the aggregate principal amount at Stated Maturity of the Notes originally issued shall remain outstanding after each such redemption.

               3.2.   Mandatory Redemption.

        (a) Equity and Debt Offerings. Until the Resale Date, in the event of an IPO by the Company, its parent (if any) or one or more of its subsidiaries, or the sale or distribution by any of them of any of their respective debt securities, the Company shall, on the closing date of such sale or distribution, redeem all Notes held by Purchaser (and only Purchaser) at a redemption price in cash equal to 100% of their Accreted Value plus accrued and unpaid interest not otherwise included in such Accreted Value (including Special Interest, if any) to but excluding the redemption date in accordance with Section 3.08(b) of the Indenture.

        (b) Change of Control. In the event of a Change of Control, the Company will make an offer to all holders of the Notes to purchase all Notes properly tendered by such holders at a purchase price in cash equal to 101% of their Accreted Value, together with accrued and unpaid interest, if any, thereon (and Special Interest, if any) in accordance with Section 4.15 of the Indenture.

        (c) Certain Asset Sales. In the event of an Asset Sale, the Company will comply with the provisions of Section 4.10 of the Indenture, which may include making an offer to all holders of the Notes to purchase with the Net Cash Proceeds of such Asset Sale, all Notes properly tendered by such holders at a purchase price in cash equal to 100% of their Accreted Value, together with accrued and unpaid interest, if any, thereon (and Special Interest, if any).

SECTION 4.     [NOT USED].

SECTION 5.     REPRESENTATIONS AND WARRANTIES.

               The Company represents and warrants to, and agrees with, the Purchaser that:

        (a) The Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization, with the power and authority (corporate and other) to own, lease and operate its properties and conduct its business as it is currently being conducted, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the law of each other jurisdiction in which it owns, leases or operates properties or conducts any business so as to require such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.



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        (b)    The Company has all requisite corporate or partnership power (as the case may be) and authority to execute, deliver and perform their obligations under this Agreement and the Note Documents and each other document related thereto to which they are, or will be, a party and to consummate the transactions contemplated hereby and thereby, including without limitation the corporate power and authority to issue, sell and deliver the Notes.

        (c) This Agreement has been duly authorized, executed and delivered by the Company.

        (d) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and when delivered to Purchaser against payment therefor in accordance with the terms of this Agreement, the Notes will be validly issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or laws of general applicability relating to or affecting creditors' rights and to general equity principles ("Bankruptcy and Equity"), and will be entitled to the benefits provided by the Indenture.

        (e) The Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiaries and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company and the Subsidiaries, enforceable against each of them in accordance with its terms, except to the extent that enforcement may be limited by Bankruptcy and Equity.

        (f) The Company has furnished to Purchaser (i) its audited balance sheet as of December 31, 1998, and the related audited consolidated statements of operations, shareholders' equity and cash flows for the year then ended, together with the opinion thereon of Ernst & Young LLP, the Company's independent auditors, and (ii) its unaudited balance sheet as of June 30, 1999 (the "Balance Sheet") and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the three-month period then ended (collectively the "Financial Statements"). The Financial Statements (i) are complete and correct in all material respects, (ii) are in accordance with and derived from the Company's books and records, (iii) present fairly the Company's consolidated financial position as of the dates and for the periods indicated, and (iv) have been prepared in conformity with GAAP throughout the periods indicated, subject to year-end adjustments which will not be material. The Company maintains and will continue to maintain a standard system of accounting established and administered according to GAAP.

        (g) Neither the Company nor any of its Subsidiaries has sustained since the date of the Balance Sheet any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the date of the Balance Sheet, there has not been any change in the Capital Stock or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Change, or any development involving a prospective Material Adverse Change.



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        (h)    The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all Liens and defects except for such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

        (i) The Company's authorized Capital Stock consists of 30,000,000 shares of common stock, par value $.01 per share, and 12,000,000 shares of preferred stock, par value $.01 per share, of which 8,087,592 shares of common stock are outstanding, 4,087,592 shares of Series A preferred stock are outstanding, 5,510,535 shares of Series B preferred stock are outstanding and 2,140,310 shares of Series C preferred stock are outstanding; all of the issued and outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or other similar right; all of the issued shares of Capital Stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens except for Liens granted to Purchaser, as Administrative Agent, under the Amended and Restated Credit Agreement, dated as of July 30, 1999, by and among the Company, Purchaser and the Lenders named therein; there are not outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any Person to purchase or otherwise acquire any shares of Capital Stock of, or other ownership interest in, the Company or any of its Subsidiaries other than those listed on Schedule 5(i); the Company has no Subsidiaries other than those listed on Schedule 5(i) hereto; no holder of any security of the Company or its Subsidiaries has or will have any right to require the registration of such security by virtue of the transactions contemplated by the Note Documents, except as provided for in the Registration Rights Agreement.

        (j) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchaser, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by Bankruptcy and Equity; pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Securities") to be offered in exchange for the Notes (the "Exchange Offer"), (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Notes and (iii) to the extent required by the Registration Rights Agreement, a market making registration statement, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective; the Exchange Securities have been duly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture will be the valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, except to the extent enforcement may be


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

limited by Bankruptcy and Equity. The Registration Rights Agreement and the Exchange Securities will be in substantially the form previously delivered to Purchaser.

        (k) Prior to the date hereof, neither the Company nor any of its Subsidiaries nor any of their respective affiliates has taken any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries in connection with the offering of the Notes.

        (l) The issue and sale of the Notes and the compliance by the Company and its Subsidiaries with all of the provisions of this Agreement and the other Note Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws or other constituent documents of the Company or any of its Subsidiaries or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Authority is required for the issuance and sale of the Notes or the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement or the other Note Documents, except such as have been obtained or may be required in connection with the registration under the Securities Act of the Notes in accordance with the Registration Rights Agreement, the qualification of the Indenture under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Notes by Purchaser.

        (m) Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation or Bylaws or other constituent documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any its properties may be bound, except to the extent that such failure or default would not have a Material Adverse Effect.

        (n) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (o) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

        (p) The Company is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

        (q) Neither the Company nor any of its subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (r) None of the Company, its subsidiaries or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

        (s) Ernst & Young LLP, who have certified the audited Financial Statements of the Company and its Subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and by Rule 101 of the AICPA's Code of Professional Conduct and their respective interpretations and rulings.

        (t) The Company has reviewed its operations and those of its Subsidiaries and any third parties with which the Company or any of its Subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by Year 2000 issues. As a result of such review, the Company represents and warrants that the disclosure set forth in Schedule 5(t) hereto relating to Year 2000 issues is accurate and complies in all material respects with the rules and regulations under the Securities Act. Based on the results of such review to the date hereof, the Company has no reason to believe, and does not believe, that Year 2000 issues will have a Material Adverse Effect. "Year 2000 issues" as used herein means Year 2000 issues described in or contemplated by the Commission's Interpretation: Disclosure of Year 2000 Issues and Consequences by Public Companies, Investment Advisers, Investment Companies, and Municipal Securities Issuers (Release No. 33-7558).

        (u) Except as set forth in Schedule 5(u), the Company and each of its Subsidiaries (a) have all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with all federal, state and local authorities (including, without limitation, the Federal Communications Commission), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by the Company and its Subsidiaries conducted, except insofar as the failure to obtain any such Authorization would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and no such Authorization contains a materially burdensome restriction and (b) have not received any notice that any Governmental Authority is considering limiting, suspending or revoking any such Authorization; except where the failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and each of its Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto.

        (v) The Company and its Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to it or its businesses the violation of which would have a Material Adverse Effect.

        (w) Except as set forth in Schedule 5(w), The Company and its Subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, (including all Federal Communications Commission, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change; the Intellectual Property Rights presently employed by the Company and its Subsidiaries in connection with the businesses now operated by them or which are proposed to be operated by them are owned, to the Company's knowledge, free and clear of and without violating any right, claimed rights, restriction or Lien of any kind of any other person and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; the use of the Intellectual Property in connection with the business and operations of the Company and its Subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect.

        (x) The Company and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (y) No labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to result in a Material Adverse Effect.

        (z) The Company and its Subsidiaries maintain insurance with insurers of recognized financial responsibility covering its properties, operations, personnel and businesses against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; neither the Company nor the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Issue Date; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

        (aa) Neither the Company nor any of its Subsidiaries has violated any federal, state or local law, statute, rule or regulation relating to discrimination in the hiring, promotion or pay of employees pursuant to any applicable wage or hour laws or any provisions of ERISA or the rules and regulations promulgated thereunder, and neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice, which in each case could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; there is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against any of them,
(ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to then employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate) such as would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has violated the requirements of the Worker's Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101, et seq., or any similar state or local plant closing law with respect to any of its employees that is reasonably likely to result, singly or in the aggregate, in a Material Adverse Effect.

        (bb) Each of the Company and its Subsidiaries is conducting its business in compliance with all applicable federal, state and local laws, rules, regulations, codes and ordinances relating to zoning, land use and employee or occupational safety, except where such noncompliance would not, singly or in the aggregate, result in a Material Adverse Effect.

        (cc) All tax returns and reports required to be filed by the Company and its Subsidiaries in any jurisdiction have been timely filed, and all taxes, including, without limitation, withholding taxes, penalties and interest, assessments, notices of deficiency, fees and other charges due or claimed to be due from such entities have been paid, other than (i) those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, (ii) those currently payable without penalty or interest that will not result in any Lien against the assets of the Company or any of its Subsidiaries or (iii) those which otherwise would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any tax assessment, notice of proposed adjustment or deficiency notice from any taxing authority except for such assessment or notice as would not have a Material Adverse Effect.

        (dd) As of the date hereof, the present fair saleable value of the assets the Company exceeds, and after giving effect to the transactions contemplated hereby, the present fair saleable value of the assets of the Company will exceed, the respective amount that will be required to be paid on or in respect of its existing debts and other liabilities (including, without limitation, contingent obligations) as they become absolute and matured; as of the date hereof, the assets of the Company do not, and after giving affect to the transactions contemplated by the Note Documents, the assets of each of the Company will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted including, without limitation, its capital needs, taking into account its capital requirements and capital availability; the Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

        (ee) The Company will use the proceeds of the issuance of the Notes for general corporate purposes; neither the Company nor any agent thereof acting on its behalf has taken, and none of them will take, any action that is reasonably likely to cause the transactions contemplated hereby and by the other Note Documents to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

        (ff) Except as set forth in Schedule 5(ff), there are no business relationships or related party transactions that would be required to be disclosed in a registration statement filed by the Company under the Securities Act pursuant to Item 404 of Regulation S-K of the Commission and there are no documents, agreements or other arrangements not previously provided to Purchaser which would be required to be filed as exhibits to a registration statement filed by the Company under the Securities Act pursuant to Item 601 of Regulation S-K of the Commission.

        (gg) All written information furnished after the date hereof by the Company and its Subsidiaries to Purchaser pursuant to this Agreement and the other Note Documents and the transactions contemplated hereby and thereby will be true, complete and correct in all material respect, or (in the case of projections) based on assumptions which the Company, acting in good faith, believes to be reasonable, on the date as of which such information is stated or certified.

        (hh) The Company, each of its Subsidiaries and each of their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those Assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,500,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans. The Company and its Subsidiaries are each "operating companies" as defined in Department of Labor Regulation Section 2510.2-101.

        (ii) Neither of the Company, nor any of its Subsidiaries nor anyone authorized to act on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than Purchaser or has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act or has engaged in any form of general solicitation or general advertising in connection with the offer and sale of the Notes; except as permitted by the Securities Act, neither the Company nor any of its Subsidiaries nor any Person acting on their behalf has distributed and, prior to the later to occur of the Closing Date and the Resale Date, will not distribute, any offering material in connection with the offer and sale of the Notes, other than any such materials delivered to Purchaser in connection with the transactions contemplated by this Agreement and the other Note Documents.

        (jj) Within the preceding six months, neither the Company nor any of its Subsidiaries nor any other Person acting on their behalf has offered or sold to any Person any Notes, or any securities of the same or a similar class as the Notes, other than the Notes offered or sold to Purchaser hereunder.

        (kk) Assuming the Notes are issued, sold and delivered under the circumstances contemplated by this Agreement, that the representations and warranties and covenants of Purchaser contained in Section 6 hereof are true, correct and complete in all material respects, that Purchaser complies with the covenants set forth in Section 8 hereof, and that any purchaser to whom Purchaser resells the Notes receives a copy of an offering or private placement memorandum, prospectus or similar document prior to such sale, if required by the Securities Act, registration under the Securities Act of the Notes or qualification of the Indenture in respect of the Notes under the TIA, is not required in connection with the offer and sale of the Notes to the Purchasers in the manner contemplated by this Agreement and resales of the Notes by the Purchasers in compliance with Rule 144A or Regulation S under the Securities Act will be exempt from the registration requirements of the Securities Act.

        (ll) Neither the Company nor any of its Subsidiaries has made, offered or agreed to offer anything of value to any government official, political party or candidate for government office (or any person that the Company knows or has reason to know, will offer anything of value to any government official, political party or candidate for political office), nor has it taken any action which would cause the Company or any of its Subsidiaries to be in knowing violation of any law of any foreign jurisdiction or the Foreign Corrupt Practices Act of 1977, as amended; there is not now nor has there ever been any employment by the Company or any of its Subsidiaries of any governmental or political official in any country.

SECTION 6.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Company as follows:

        (a) Purchaser acknowledges that the Notes have not been registered under the Securities Act and that, pending the registration of the Notes pursuant to the terms of the Registration Rights Agreement, none of the Notes may be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and will be required to notify each subsequent purchaser of the Notes from it of such resale restrictions.

        (b) Purchaser has had access to financial and other information, and was given the opportunity to ask questions of the Company, regarding the Company and the Notes as it has deemed necessary in order to evaluate the relative merits and risks of an investment in the Notes.

        (c) Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the risks of an investment in the Notes and has determined that the Notes are a suitable investment for it and that at this time Purchaser has no need for liquidity of this investment and could bear a complete loss of its investment in the Notes.

        (d) Purchaser understands that the Notes will, until the earlier of such time as the Notes have been registered under the Securities Act pursuant to the terms of the Registration Rights Agreement or the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(k) under the Securities Act, unless otherwise agreed by the Company and Purchaser, bear a legend substantially to the following effect:

        "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

SECTION 7.     COVENANTS OF THE COMPANY

        The Company covenants and agrees that:

        (a) If requested by Purchaser in connection with any resale of the Notes, it will (and will cause each of its Subsidiaries, parent (if any) and their respective directors, officers and controlling stock holders, if any, to)
(i) fully cooperate with Purchaser and any Person retained by Purchaser to assist in such resale (including, without limitation, counsel or investment bankers) (each a "Purchaser Advisor") in the preparation of an offering or private placement memorandum, prospectus or such other documents as may be required to satisfy the requirements of Rule 144A(d)(4) of Regulation S-K of
Section 5 of the Securities Act (an "Offering Document") and to take or permit to be taken any and all actions related thereto in order to facilitate the preparation of such documents and the resale of the Notes, as the case may be,
(ii) prepare and participate in any rating agency presentations and the preparation of any presentations or materials in connection therewith, (iii) participate in a "road show" promoting such resale and the preparation of any presentations or materials in connection therewith, (iv) list the Notes for trading on a national securities exchange or for quotation on Nasdaq or such other automated quotation system as may be specified by Purchaser, and (v) pay all fees and expenses associated with clauses (i) through (iv) and to furnish to Purchaser and its Purchaser Advisors, without charge, such number of copies of any of such documents, as they may then be amended or supplemented, as Purchaser or its Purchaser Advisors may reasonably request; if requested by

Purchaser in the case of an underwritten offering, the Company will enter into a purchase or underwriting agreement with the underwriters, which underwriting or purchase agreement will contain representations, covenants, indemnifications and other provisions customary for a transaction of that type.

        (b) It will promptly from time to time take such action as Purchaser or any Purchaser Advisor may reasonably request to qualify the Notes for offering and sale (whether in an underwritten offering or in secondary transactions) under the securities laws of such jurisdictions as Purchaser or such Purchaser Advisor may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes or to facilitate secondary transactions in the Notes, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

        (c) Until the Resale Date, the Company will promptly advise Purchaser and, if requested, confirm such advice in writing, of any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor or court or governmental action, order or decree or any other Material Adverse Change; and since the date of the Balance Sheet, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any other Material Adverse Change.

        (d) The Company will not, and will cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes to Purchaser or of the initial resale of Notes by Purchaser pursuant to Rule 144A or Regulation S; provided that Purchaser shall use commercially reasonable efforts to cooperate with the Company in complying with this covenant.

        (e) It will not be or become, at any time prior to the expiration of two years after the Issue Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

        (f) From and after the Closing Date, so long as any of the Notes are outstanding and during any period in which the Company is not subject to or filing reports under Section 13 or 15(d) of the Exchange Act, the Company agrees to make available to holders of the Notes and prospective purchasers of the Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

        (g) The Company agrees that it will not and it will not cause its Affiliates to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes to Purchaser.

        (h) Neither the Company nor any of its Affiliates will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising.

        (i) The Company agrees that in connection with the registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture will be qualified under the TIA, as amended and any necessary supplemental indentures will be entered into in connection therewith.

        (j) The Company will not claim the benefit of any usury laws against any holders of the Notes.

        (k) The Company will use the net proceeds received by it from the sale of the Notes solely for general corporate purposes.

        (l) The Company will furnish to the holders of the Notes as soon as practicable after the end of each fiscal year, but in any event within 90 days of the end of each fiscal year, an annual report (including an audited balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Closing Date), but in any event with 45 days after the end of each such fiscal quarter, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, and to furnish to the holders of the Notes all other documents specified in Section 4.03 of the Indenture, all in the manner so specified;

        (m) The Company and the Subsidiaries shall file and use its reasonable best efforts to cause to be declared or become effective under the Act, on or prior to the date prescribed by the Registration Rights Agreement, a registration statement to effectuate the Exchange Offer or a resale of the Notes as may be required by the Registration Rights Agreement.

        (n) Neither the Company nor any of its Subsidiaries will resell any Notes that have been acquired by them.

SECTION 8.     COVENANTS OF THE PURCHASER

               Purchaser covenants and agrees with the Company that Purchaser will not reoffer, resell, transfer or otherwise dispose of the Notes except pursuant to an effective registration statement or in a transaction exempt from, or not subject to, the registration requirements of Section 5 of the Securities Act.

SECTION 9.     CONDITIONS PRECEDENT.

               9.1.   Conditions to Closing.

        The execution and delivery of this Agreement by Purchaser, the occurrence of each Closing Date and the obligation of the Purchaser to purchase the Notes on each such Closing Date are subject to the conditions precedent that the Purchaser shall have received the following documents, each of which shall be satisfactory to the Purchaser in form and substance, and the satisfaction of the following conditions:

        (a) Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof, and in each of the other Note Documents to which it is a party, shall be true and correct in all material respects on and as of the date hereof and each Closing Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

        (b) Satisfaction of Obligations. The Company shall have performed all of its obligations under this Agreement and each of the other Note Documents to which it is a party to be performed as of the date hereof and each Closing Date unless otherwise waived by the Purchaser.

        (c) No Adverse Proceeding. No action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries before any Governmental Authority that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect.

        (d) No Material Adverse Change. Neither the Company nor any of its Subsidiaries has sustained since the date of the Balance Sheet any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor or court or governmental action, order or decree, and there shall not have been any change in the Capital Stock or long term debt of the Company or any of its Subsidiaries or any other Material Adverse Change.

        (e) Notes. The Company shall have executed and delivered to Purchaser certificates evidencing the Notes to be issued on such Closing Date in the form of Exhibit A to the Indenture.

        (f) Indenture. The Company and the Subsidiaries shall have executed and delivered to the Trustee the Indenture.

        (g) Registration Rights Agreement. The Company and the Subsidiaries shall have executed and delivered to Purchaser the Registration Rights Agreement.

        (h) Corporate Documents. Purchaser shall have received good standing certificates and certified copies of the Certificate of Incorporation and Bylaws (or equivalent documents) of the Company and of all corporate authority for the Company (including, without limitation, Board of Director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of the Note Documents and each other document to be delivered by the Company from time to time in connection herewith (and the Purchaser may conclusively rely on any such certificate until it receives notice in writing from the Company to the contrary).

        (i) Officers' Certificate. Purchaser shall have received an Officers' Certificate, dated the date hereof and each such Closing Date, stating that (i) the representations and warranties of the Company and its Subsidiaries in this Agreement are true and correct, (ii) the Company and its Subsidiaries have satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the date hereof or such Closing Date, as the case may be, and (iii) to the effect of paragraphs (c) and (d) of this Section 9.

        (j) Opinion of Piper & Marbury, L.L.P. The Company shall deliver to Purchaser and the Trustee, a written opinion of Piper & Marbury, L.L.P., counsel to the Company and the Subsidiaries, dated the date hereof and such Closing Date, substantially in the form of Exhibit B hereto.

        (k) Further Assurances. Prior to the date hereof and each such Closing Date, the Company shall have furnished to Purchaser such further information, certificates and documents as Purchaser may reasonably request.

SECTION 10.    RECISSION RIGHTS

               Upon the material breach of any representation or warranty contained in this Agreement, the Purchaser shall have the option, upon written notice to the Company (the "Recission Notice"), to require the Company to purchase some or all of the Notes then held by the Purchaser and acquired pursuant to this Agreement, at a purchase price in cash equal to the purchase price paid for the notes pursuant tot Section 2.2 of this Agreement, plus accrued interest and amortization of discount (the "Original Purchase Price"), or if the Recission Notice shall specify an amount that is less than all of the Notes originally purchase by the Purchaser hereunder, then such pro rata potion of the Original Purchase Price. The Company shall pay (by wire transfer) to the Purchaser such amount no later than 15 days after date of the Recission Notice.

SECTION 11.    INDEMNIFICATION AND CONTRIBUTION

        (a) The Company hereby agrees to indemnify the Purchaser, its Affiliates and each Person, if any, who controls Purchaser or such Affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors, officers, employees, attorneys and agents (each a "Purchaser Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them in connection with, or in any way relating to or arising out of, the Note Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including any loss, liability, claim, damage or expense arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) or otherwise relating to the Notes or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of the Notes, including, but not limited to, the reasonable fees and disbursement of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason for the gross negligence or willful misconduct of the Person to be indemnified). The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b) If any action, suit or proceeding shall be brought against any Purchaser Indemnified Party in respect of which indemnity may be sought against the Company, the Purchaser Indemnified Party shall promptly notify, in writing, the parties against whom indemnification is being sought (the "Indemnifying Parties"), but the omission so to notify the indemnifying party shall not relive it of any liability it may have against any Purchaser Indemnified Party, and such Indemnifying Parties shall assume the defense thereof, including the employment of counsel satisfactory to the Purchaser Indemnified Party and payment of all fees and expenses. The Purchaser Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Indemnified Party unless (i) the Indemnifying Parties have agreed in writing to pay such fees and expenses, (ii) the Indemnifying Parties have failed timely to assume the defense or to employ counsel satisfactory to the Purchaser Indemnified Party, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both any Purchaser Indemnified Party and the Indemnifying Parties and the Purchaser Indemnified Party shall have been advised by their counsel that representation of such Indemnified Party and any Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Purchaser Indemnifying Party). It is understood, however, that the Indemnifying Parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel at any time for all the Purchaser Indemnified Parties, which firm shall be designated in writing by the Purchaser, and that all such fees and expenses shall be reimbursed on a monthly basis. The Indemnifying Parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Indemnifying Parties agree to indemnify and hold harmless the Purchaser Indemnified Parties, to the extent provided in paragraph (a), from and against any loss, claim, damage, liability, expense or judgment by reason of such settlement or judgment.

        (c) If the indemnification provided for herein is unavailable to any Purchaser Indemnified Party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then an indemnifying party, in lieu of indemnifying such Purchaser Indemnified Party, shall contribute to the amount paid or payable by such Purchaser Indemnified Party as a result of such losses, claims, damages, liabilities, expenses or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the offering and sale of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the Purchaser Indemnified Party failed to give the notice required under subsection (b) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with action or inaction that resulted in such losses, claims damages, liabilities, expenses or judgment, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser as set forth herein.

        (d) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above. The amount paid or payable by a Purchaser Indemnified Party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in paragraph (c) above shall be deemed to include, subject to the limitation set forth in this
Section 11, any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 11, no Purchaser Indemnified Party shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by Purchaser exceeds the amount of any damages which such Purchaser Indemnified Party has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) Any losses, claims, damages, liabilities, expenses or judgments for which a Purchaser Indemnified Party is entitled to indemnification or contribution under this Section 11 shall be paid by the indemnifying party to the Purchaser Indemnified Party as such losses, claims, damages, liabilities, expenses or judgments are incurred. The indemnity and contribution agreements contained in this Section 11 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Purchaser Indemnified Party, (ii) acceptance of any Notes and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to any Purchaser Indemnified Party, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 11.

        (f) No indemnifying party shall, without the prior written consent of the Purchaser Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Purchaser Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Purchaser Indemnified Party, unless such settlement involves solely the payment of money and includes an unconditional release of such Purchaser Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 12.    MISCELLANEOUS.

               12.1.  Waiver.

               No failure on the part of any party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power of privilege under this Agreement, the Notes and any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Notes or any other Note Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the other Note Documents are cumulative and not exclusive of any remedies provided by law.

               12.2.  Notices.

        Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for therein and under the Note Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in each case given or addressed as aforesaid.

               12.3.  Expenses

               The Company agrees to pay or reimburse the Purchaser for: (a) all out-of-pocket costs and expenses of the Purchaser (including, without limitation, the fees and expenses of Jones, Day, Reavis & Pogue, counsel to the Purchaser) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Note Documents and the issuance of the Notes hereunder, and (ii) the negotiation and preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Note Documents whether or not consummated; (b) all reasonable out-of-pocket costs and expenses of the Purchaser (including, without limitation, the reasonable fees and expenses of legal counsel (or, if the Purchaser is not represented by outside counsel, the allocated costs of in-house counsel) in connection with the transactions contemplated hereby and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated); (c) the enforcement of this Section 12.3; (d) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Transaction Documents or any other document referred to herein or therein; (e) the preparation, printing and delivery of an Offering Document, if applicable;
(f) the issuance, transfer and delivery of the Notes; (g) the preparation of certificates for the Notes; (h) all fees and expenses in connection with obtaining a rating for the Notes pursuant to Section 7(a) hereof; (i) the reasonable fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture; (j) the reasonable fees and expenses of listing the Notes for trading on a national securities exchange or for quotation on Nasdaq or such other automated quotation system as may be specified by Purchaser, if such trading is requested by Purchaser or its Purchaser Advisors under Section 7(a) hereof; and (k) all other costs and expenses incident to the performance of the Company's obligations hereunder and under the other Note Documents, including the Registration Rights Agreement, which are not otherwise specifically provided for in this Section 12.3.

               12.4.  Amendments, Etc.

               Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and Purchaser (and if Purchaser has resold any of the Notes, the Trustee)

               12.5.  Successors and Assigns.

        (a) The Purchaser and each subsequent holder of the Notes may sell, transfer, negotiate or assign to one or more other Persons all or a portion of its commitments, loans and its rights and obligations under any Note Document without the consent of the Company except that assignments to Persons engaged in the same line of business as the Company.

        (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and any transferee of the Purchaser.

               12.6.  Survival.

               The obligations of the Company under Sections 5 and 11 hereof shall survive the execution and delivery of this Agreement and the Notes. In addition, all agreements, representations and warranties of the Company herein and in any certificate or other instrument delivered pursuant to this Agreement shall (A) be deemed to have been relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and (B) shall survive the execution and delivery of the Notes to the Purchaser, and shall continue in effect so long as any Note is outstanding.

               12.7.  Captions.

        The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

               12.8.  Counterparts.

               This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

               12.9.  Governing Law.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.

               12.10. Submission to Jurisdiction; Waivers.

               The Company hereby irrevocably and unconditionally:

        (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes, and the other Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the States of New York and Texas and the courts of the United States of America for the Southern District of New York and the Northern District of Texas, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth under its signature below or at such other address of which the Purchaser shall have been notified; and

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               12.11. Waiver of Jury Trial.

        EACH OF THE COMPANY AND PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written above.

                              NET2000 COMMUNICATIONS, INC.

                              By:    /s/  Clayton A. Thomas, Jr.
                                  --------------------------------
                                  Name:  Clayton A. Thomas, Jr.
                                  Title: President and CEO

                              Address for Notices:
                              2195 Fox Mill Road
                              Herndon, Virginia  90171
                              Attention: Donald E. Clarke
                                         Chief Financial Officer and Treasurer
                              Telecopy:  (703) 793-2525
                              Telephone: (703) 793-2500

                              NORTEL NETWORKS INC.

                              By:    /s/  Jay R. Prestipino
                                  --------------------------------
                                  Name:  Jay R. Prestipino
                                  Title: Director, Customer Finance

                              Address for Notices:
                              Nortel Networks Inc.
                              8 Federal Street
                              Billerica, Massachusetts 01821
                              Attention:    Vice President, Finance
                                            Carrier Packet Networks, Finance
                              Telecopy:    (978) 916-4755
                              Telephone:   (978) 916-1751

                                     and

                              Nortel Networks Inc.
                              GMS 991 15 A40
                              2221 Lakeside Boulevard
                              Richardson, Texas 75082
                              Attention:   Vice President, Customer Finance
                                            North America
                              Telecopy:   (972) 684-3679
                              Telephone:  (972) 684-2271

                                            and

                              Nortel Networks Inc.
                              PO Box 833858
                              Richardson, Texas 75083-3858
                              Mail Stop 04D/02/A40
                              Attention:  Kimberly Poe, Loan Administration
                              Telecopy:    (972) 684-3808
                              Telephone:  (972) 684-7687